KBR                                                                           Exhibit 99.1

601 Jefferson St. • Houston, Texas 77002
Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE                                                                   Contact:      Rob Kukla, Jr.

October 29, 2009                                                                                                              Director, Investor Relations
                                                                                                                                            713-753-5082

                                                                                                                                            Heather Browne

                                                                                                                                            Director, Communications
                                                                                                                                            713-753-3775

KBR ANNOUNCES THIRD QUARTER 2009 RESULTS

$0.45 per diluted share for third quarter 2009 net income attributable to KBR, Inc.

▪	Revenue for the first nine months of 2009 increased 12% over the first nine months of the previous year

▪	Operating income for the first nine months of 2009 increased 6% over the first nine months of 2008

▪	Solid backlog at the end of September 30, 2009 of $13.5 billion, up 9% over the sequential quarter; no material project cancellations during the third quarter of 2009

▪	Continued strong balance sheet with $1.0 billion cash and equivalents

▪	Corporate G&A for the first nine months of 2009 down 4% compared to the first nine months of 2008, despite increased revenue over the same time period

HOUSTON, Texas – KBR (NYSE:KBR) announced today that third quarter 2009 net income attributable to KBR was $73 million, or $0.45 per diluted share, compared to net income attributable to KBR of $85 million, or $0.51 per diluted share, in the third quarter of 2008. Net income attributable to KBR for the third quarter of 2008 included income from discontinued operations of $11 million, or $0.07 per diluted share resulting from foreign tax credits related to the sale of KBR’s 51% ownership interest in Devonport Management Limited.

Consolidated revenue in the third quarter of 2009 was $2.8 billion compared to $3.0 billion in the third quarter of 2008. Consolidated operating income was $131 million in the third quarter of 2009 compared to $144 million in the third quarter of 2008.

For the third quarter of 2009, consolidated operating income included a $17 million reduction of a prior 2008 charge related to an unfavorable jury verdict on the LogCAP III contract and a net $25 million charge related to equipment failures, subcontractor claims, schedule delays, and project close out issues on three LNG projects which are now commercially operational. Net income for the third quarter of 2009 included a $10 million tax benefit related to a return to accrual adjustment for the 2008 tax year, partially offset by a $6 million impairment of goodwill at a staffing company acquired as part of the BE&K acquisition.

“The highlight of the quarter was the award for the Gorgon LNG project for engineering, procurement, and construction management services. KBR has been involved in this world-class project for several years and we are excited to have the opportunity to deliver quality execution on this project for our customers.” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “Operationally, our business delivered solid performance, despite experiencing several isolated items related to the completion or near completion of several LNG projects. In addition, we had a 15 percent quarter over quarter decline in our LogCAP revenue, consistent with reduced activity levels in Iraq.”

2009 Third Quarter Business Unit Results

Upstream business unit income was $48 million in the third quarter of 2009 compared to business unit income of $53 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from various gas monetization projects, including the Pearl GTL, Skikda LNG, Gorgon LNG, and Escravos GTL projects, an offshore related project in the Caspian area, the PNG LNG project, and several topside engineering projects.

Government and Infrastructure business unit income was $89 million in the third quarter of 2009 compared to business unit income of $104 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from Iraq-related activities, the Allenby & Connaught project, work on the CENTCOM project, and numerous infrastructure projects, including the Qatar-Bahrain Causeway. Business unit income in the third quarters of 2009 and 2008 included a $17 million and $13 million reduction of a previous $40 million charge related to an unfavorable jury verdict from litigation with a subcontractor on the LogCAP III contract in the second quarter of 2008, respectively.

Services business unit income was $36 million in the third quarter of 2009 compared to business unit income of $27 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from power projects in Georgia and Texas, the Scotford Upgrader project in Canada, construction and maintenance work in Texas, the offshore service vessels in the Gulf of Mexico, and an activated carbon project in Louisiana.

Downstream business unit income was $10 million in the third quarter of 2009 compared to business unit income of $15 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from program management services for the Ras Tanura project in Saudi Arabia, the Lobito refinery FEED in Angola, and several other refining projects.

Technology business unit income was $7 million in the third quarter of 2009 compared to business unit income of $4 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from several ammonia license and basic engineering projects in South America, one project in India, and one project completion in Trinidad.

Ventures business unit income was $4 million in the third quarter of 2009 compared to business unit income of $0 million in the third quarter of 2008. Business unit income in the third quarter of 2009 had positive contributions from increased construction progress and lower maintenance costs on the Aspire Defence project, as well as lower indexed linked interest expense on two of our U.K. projects.

Corporate general and administrative expense in the third quarter of 2009 was $54 million, down slightly from the $55 million reported in the prior year third quarter.

Total cash flows used in operating activities for the third quarter of 2009 were $19 million, which includes a net $116 million decrease in advanced payments associated with consolidated joint ventures and a contract in progress. Total cash flows used in operating activities for the first nine months of 2009 were $27 million, which includes a net $149 million decrease in advanced payments associated with consolidated joint ventures and a contract in progress.

Significant Achievements and Awards

▪

KBR announced that a KBR led Joint Venture consisting of partners JGC, Clough and Hatch (Kellogg Joint Venture Group - KJVG) was awarded by Chevron Australia Pty Ltd an estimated AUD ~ 2.7 billion contract to Engineer, Procure and Construction Manage (EPCM) the LNG downstream and logistics portion of the multi-billion dollar Chevron-operated Gorgon LNG Project. KJVG will execute and construct the Liquefied Natural Gas (LNG) facility on Barrow Island, consisting of three 5 million tonne per annum LNG trains, gas processing and treatment facilities, product storage and offloading, complete offsites, utilities and accommodations. The EPCM effort is a modular construction strategy to minimize impact on the island during the construction phase and is being conducted from two main operating centers located in Perth, Australia and London, UK with support from global centers in USA, Singapore, Indonesia and Japan. KJVG plans to utilize several fabrication yards across South East Asia and Australia to support the planned 250,000 tons of LNG modules.

▪

KBR announced it was awarded a contract by the Saudi Arabian Oil Company (Saudi Aramco) to provide front-end engineering and design (FEED), and Project Management Services (PMS) for its Shaybah Natural Gas Liquids (NGL) Program at Shaybah field located in Saudi Arabia. KBR will provide FEED and PMS services to develop the process design, layout, develop equipment and material specifications, prepare bid packages and develop an estimate for the construction for several projects related to the Shaybah NGL Program facilities.

▪

KBR announced its M.W. Kellogg Ltd. (MWKL) subsidiary has been awarded two contracts by StatoilHydro at the Kårstø Gas Plant, near Stavanger, Norway.  MWKL will provide Engineering, Procurement and Construction Assistance (EPCa) for the Double Inlet Crossover Project (DIXO) and NGL Metering Project. The NGL Metering Upgrade project is to take place in parallel to the KEP 2010 EPCa project already being undertaken by MWKL, so the effective interface, coordination, and planning for all phases of the project is critical to the success of the project.

▪

KBR announced it was awarded a contract by Sonangol, E.P. to provide license and engineering services for grassroots FCC and Hydroprocessing technologies for the Sonaref Refinery to be located in Lobito, Angola. KBR will provide licensing services for the state of the art Orthoflow FCC technology and a Moderate Pressure Hydrocracking Unit. This integrated solution will provide Sonangol the flexibility to control the gasoline to diesel ratio and to take advantage of seasonal demands. The company will also deliver Diesel Hydrotreating and Kerosene Hydrotreating technologies, for the production of premium distillate products.

▪

KBR announced it was awarded a contract by ConocoPhillips and the Saudi Arabian Oil Company to provide detailed engineering and procurement services for the utilities package and the interconnecting systems and pipe racks for the companies’ joint Yanbu Export Refinery Project. The project is under engineering, procurement and construction (EPC) tendering process for the final investment decision by the project sponsors, and consists of a 400,000 barrel-per-day, full-conversion refinery in Yanbu Industrial City, Kingdom of Saudi Arabia. This award is an extension of KBR’s current project management contract (PMC) with ConocoPhillips and Saudi Aramco and follows the completion of front-end engineering and design services for the Yanbu Refinery by KBR.

▪

KBR announced it was awarded a contract by Verkhnechonskneftegas (VCNG) to provide front-end engineering and design services for the VC FFD Project located in the Eastern Siberia region of Russia. KBR will provide FEED services for a single new build, 140,000 barrels of oil per day facility, which will be tied back via a new 85-kilometer pipeline, to the existing East Siberian Pacific Ocean (ESPO) pipeline. The VC oil & gas field is planned to produce a plateau production of 140-kbopd from 430 production wells, and there will be 215 water injection wells. The field development will involve a total of 645 wells distributed over 75 well pads.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, minerals, civil infrastructure, power, and industrial markets. For more information, visit www.kbr.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 25, 2009, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions of dollars and shares, except per share data) (Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		June 30,
Revenue:	2009	2008	2009
Government and Infrastructure	$1,376	$1,759	$1,567
Upstream	735	550	787
Services	566	539	588
Downstream	123	138	124
Technology	27	19	23
Ventures	5	1	3
Other	8	12	9
Total revenue	$2,840	$3,018	$3,101
Business unit income (loss):
Government and Infrastructure	$89	$104	$80
Upstream	48	53	65
Services	36	27	29
Downstream	10	15	14
Technology	7	4	5
Ventures	4	—	1
Other	(5)	1	—
Total business unit income	189	204	194
	(1)	—	—
Labor cost absorption	(3)	(5)	(3)
Corporate general and administrative	(54)	(55)	(54)
Total operating income	131	144	137
Interest income, net	—	7	—
Foreign currency loss, net	—	—	(4)
Other non-operating expense	(1)	—	(1)
Income from continuing operations before income taxes and noncontrolling interests	130	151	132
Provision for income taxes	(33)	(55)	(49)
Income from continuing operations, net of tax	$97	$96	$83
Income from discontinued operations, net of tax benefit
of $0, $11, and $0	—	11	—
Net income	97	107	83
Less: Net income attributable to noncontrolling interests	(24)	(22)	(16)
Net income attributable to KBR	$73	$85	$67
Reconciliation of net income attributable to KBR, Inc.
common shareholders:
Continuing operations	$73	$74	$67
Discontinued operations, net	—	11	—
Net income attributable to KBR	73	85	67
Basic income per share(a):
Continuing operations - Basic	$0.46	$0.45	$0.42
Discontinued operations, net - Basic	—	0.07	—
Net income attributable to KBR per share - Basic	0.46	0.51	0.42
Diluted income per share(a):
Continuing operations – Diluted	$0.45	$0.44	$0.42
Discontinued operations, net – Diluted	—	0.07	—
Net income attributable to KBR per share - Diluted	0.45	0.51	0.42
Basic weighted average shares outstanding	160	166	160
Diluted weighted average shares outstanding	161	167	161
Cash dividends declared per share	$0.05	$0.05	$0.05

(a) Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions of dollars and shares, except per share data) (Unaudited)

	Nine Months Ended
	September 30,
Revenue:	2009	2008
Government and Infrastructure	$4,672	$5,150
Upstream	2,273	1,860
Services	1,723	776
Downstream	360	339
Technology	70	61
Ventures	16	(3)
Other	27	12
Total revenue	$9,141	$8,195
Business unit income (loss):
Government and Infrastructure	$250	$247
Upstream	186	197
Services	89	57
Downstream	24	37
Technology	15	16
Ventures	15	(4)
Other	(4)	1
Total business unit income	575	551
Unallocated costs: Loss on disposition of assets - corporate	(1)	—
Labor cost absorption	(5)	—
Corporate general and administrative	(157)	(163)
Total operating income	412	388
Interest income, net	1	32
Foreign currency gains (losses), net	1	(2)
Other non-operating expense	(2)	—
Income from continuing operations before income taxes and noncontrolling interests	412	418
Provision for income taxes	(137)	(151)
Income from continuing operations, net of tax	$275	$267
Income from discontinued operations, net of tax benefit
of $0 and $11	—	11
Net income	275	278
Less: Net income attributable to non controlling interests	(58)	(47)
Net income attributable to KBR	$217	$231
Reconciliation of net income attributable to KBR, Inc.
common shareholders:
Continuing operations	$217	$220
Discontinued operations, net	—	11
Net income attributable to KBR	217	231
Basic income per share(a):
Continuing operations – Basic	$1.35	$1.30
Discontinued operations – Basic	—	0.07
Net income attributable to KBR per share - Basic	1.35	1.37
Diluted income per share(a):
Continuing operations – Diluted	$1.35	$1.30
Discontinued operations – Diluted	—	0.07
Net income attributable to KBR per share - Diluted	1.35	1.37
Basic weighted average shares outstanding	160	168
Diluted weighted average shares outstanding	161	169
Cash dividends declared per share	$0.15	$0.15
(a)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$1,020	$1,145
Receivables:
Accounts receivable, net	1,538	1,312
Unbilled receivables on uncompleted contracts	732	835
Total receivables	2,270	2,147
Deferred income taxes	130	107
Other current assets	507	743
Total current assets	3,927	4,142
Property, plant, and equipment, net of accumulated
depreciation of $258 and $224	242	245
Goodwill	691	694
Intangible assets, net	61	73
Equity in and advances to related companies	197	185
Noncurrent deferred income taxes	210	167
Unbilled receivables on uncompleted contracts	135	134
Other assets	115	244
Total assets	$5,578	$5,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,173	$1,387
Due to former parent, net	54	54
Advanced billings and unearned revenue on uncompleted contracts	443	519
Reserve for estimated losses on uncompleted contracts	53	76
Employee compensation and benefits	296	320
Other current liabilities	548	680
Current liabilities related to discontinued operations, net	4	7
Total current liabilities	2,571	3,043
Noncurrent employee compensation and benefits	439	403
Other noncurrent liabilities	183	333
Noncurrent income tax payable	44	34
Noncurrent deferred tax liability	66	37
Total liabilities	3,303	3,850
KBR shareholders’ equity:
Common stock	—	—
Paid-in capital in excess of par value	2,104	2,091
Accumulated other comprehensive loss	(421)	(439)
Retained earnings	797	596
Treasury stock	(221)	(196)
Total KBR shareholders’ equity	2,259	2,052
Noncontrolling interest	16	(18)
Total shareholders’ equity	2,275	2,034
Total liabilities and shareholders’ equity	$5,578	$5,884

KBR, Inc.: Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$275	$278
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	41	33
Equity earnings from unconsolidated affiliates	(46)	(34)
Deferred income taxes	(14)	52
Impairment of goodwill	6	—
Other	10	(37)
Changes in operating assets and liabilities:
Receivables	(191)	(119)
Unbilled receivables on uncompleted contracts	94	73
Accounts payable	(233)	(102)
Advanced billings and unearned revenue on uncompleted contracts	(68)	(212)
Accrued employee compensation and benefits	(24)	(2)
Reserve for loss on uncompleted contracts	(23)	(25)
Collection of advances from unconsolidated affiliates, net	(1)	69
Distribution of earnings from unconsolidated affiliates, net	35	88
Other assets	25	(89)
Other liabilities	87	28
Total cash flows provided by (used in) operating activities	(27)	1
Cash flows from investing activities:
Capital expenditures	(22)	(27)
Sales of property, plant, and equipment	—	6
Acquisition of businesses, net of cash acquired	—	(498)
Other investing activities	2	—
Total cash flows used in investing activities	(20)	(519)
Cash flows from financing activities:
Payments to reacquire common stock	(27)	(196)
Net proceeds from issuance of common stock	1	3
Excess tax benefits from stock-based compensation	(1)	2
Payments of dividends to shareholders	(24)	(17)
Distributions to noncontrolling shareholders, net	(30)	(23)
Other financing activities	(11)	—
Total cash flows used in financing activities	(92)	(231)
Effect of exchange rate changes	14	(2)
Decrease in cash and equivalents	(125)	(751)
Cash and equivalents at beginning of period	1,145	1,861
Cash and equivalents at end of period	$1,020	$1,110

KBR, Inc.: Revenue and Operating Results by Business Unit
(In millions) (Unaudited)

                                                                                    Three Months Ended

	September 30,		June 30,
Revenue:	2009	2008	2009
G&I: U.S. Government – Middle East Operations	$1,108	$1,364	$1,301
U.S. Government – Americas Operations	130	183	130
International Operations	138	212	136
Total G&I	1,376	1,759	1,567
Upstream:
Gas Monetization	637	434	679
Oil & Gas	98	116	108
Total Upstream	735	550	787
Services	566	539	588
Downstream	123	138	124
Technology	27	19	23
Ventures	5	1	3
Other	8	12	9
Total revenue	$2,840	$3,018	$3,101
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$71	$78	$60
U.S. Government – Americas Operations	19	13	14
International Operations	38	42	39
Total job income	128	133	113
Divisional overhead	(39)	(29)	(33)
Total G&I business unit income	89	104	80
Upstream:
Gas Monetization	40	37	50
Oil & Gas	20	26	26
Total job income	60	63	76
Divisional overhead	(12)	(10)	(11)
Total Upstream business unit income	48	53	65
Services:
Job income	56	41	49
Divisional overhead	(20)	(14)	(20)
Total Services business unit income	36	27	29
Downstream:
Job income	16	20	20
Divisional overhead	(6)	(5)	(6)
Total Downstream business unit income	10	15	14
Technology:
Job income	14	10	11
Divisional overhead	(7)	(6)	(6)
Total Technology business unit income	7	4	5
Ventures:
Job income	5	1	2
Divisional overhead	(1)	(1)	(1)
Total Ventures business unit income	4	—	1
Other:
Job Income	2	4	2
Impairment of goodwill	(6)	—	—
Divisional overhead	(1)	(3)	(2)
Total Other business unit income (loss)	(5)	1	—
Total business unit income	$189	$204	$194

KBR, Inc.: Revenue and Operating Results by Business Unit
(In millions) (Unaudited)

                                                                                       Nine Months Ended

	September 30,
Revenue:	2009	2008
G&I: U.S. Government – Middle East Operations	$3,866	$4,072
U.S. Government – Americas Operations	389	460
International Operations	417	618
Total G&I	4,672	5,150
Upstream:
Gas Monetization	1,971	1,454
Oil & Gas	302	406
Total Upstream	2,273	1,860
Services	1,723	776
Downstream	360	339
Technology	70	61
Ventures	16	(3)
Other	27	12
Total revenue	$9,141	$8,195
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$193	$183
U.S. Government – Americas Operations	49	27
International Operations	112	126
Total job income	354	336
Divisional overhead	(104)	(89)
Total G&I business unit income	250	247
Upstream:
Gas Monetization	155	110
Oil & Gas	64	122
Total job income	219	232
Divisional overhead	(33)	(35)
Total Upstream business unit income	186	197
Services:
Job income	149	76
Gain on sale of assets	—	1
Divisional overhead	(60)	(20)
Total Services business unit income	89	57
Downstream:
Job income	42	52
Divisional overhead	(18)	(15)
Total Downstream business unit income	24	37
Technology:
Job income	34	32
Divisional overhead	(19)	(16)
Total Technology business unit income	15	16
Ventures:
Job income (loss)	15	(3)
Gain on sale of assets	2	1
Divisional overhead	(2)	(2)
Total Ventures business unit income (loss)	15	(4)
Other:
Job Income	7	4
Impairment of goodwill	(6)	—
Divisional overhead	(5)	(3)
Total Other business unit income (loss)	(4)	1
Total Business unit income	$575	$551

KBR, Inc.: Backlog Information (a)

(In Millions) (Unaudited)

	September 30,	June 30,	December 31,
	2009	2009	2008
G&I:
U.S. Government – Middle East Operations	$781	$621	$1,428
U.S. Government – Americas Operations	379	425	600
International Operations	1,390	1,494	1,446
Total G&I(b)	2,550	2,540	3,474
Upstream:
Gas Monetization	7,414	5,825	6,196
Oil & Gas	149	178	260
Total Upstream	7,563	6,003	6,456
Services	1,898	2,356	2,810
Downstream	624	605	578
Technology	140	138	130
Ventures	709	704	649
Total backlog for continuing operations	$13,484	$12,346	$14,097

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. Our backlog for projects related to unconsolidated joint ventures totaled $2.2 billion, $2.3 billion, and $2.4 billion at September 30, 2009, June 30, 2009 and December 31, 2008, respectively. Our backlog related to consolidated joint ventures with noncontrolling interest totaled $4.8 billion, $3.0 billion, and $3.1 billion at September 30, 2009, June 30, 2009 and December 31, 2008, respectively.

As of September 30, 2009, 18% of our backlog for continuing operations was attributable to fixed-price contracts and 82% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure unit backlog attributable to firm orders in the amount of $2.4 billion , $2.4 billion, and $3.3 billion as of September 30, 2009, June 30, 2009 and December 31, 2008, respectively. Government and Infrastructure business unit backlog attributable to unfunded orders was $0.1 billion as of September 30, 2009, $0.1 billion as of June 30, 2009 and $0.2 billion as of December 31, 2008.

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